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Exhibit 10(l)


                               EXTENSION AGREEMENT
                               -------------------


         EXTENSION AGREEMENT (the "Extension Agreement) by and between INSILCO CORPORATION, a Delaware corporation (the "Company"), and ROBERT L. SMIALEK, (the "Executive"), dated as of the 1st day of May, 1996.

         WHEREAS, the Company and the Executive entered into an Employment Agreement dated as of the 1st day of May, 1993, which was subsequently amended and restated as of the 1st day of July, 1993 (the "Agreement");

         WHEREAS, the period of employment under the Agreement is due to expire April 30, 1996, and the Company and the Executive have agreed to extend the period of employment of the Executive until April 30, 1998;

         WHEREAS, the Company and the Executive entered into a Restricted Stock Agreement dated as of the 1st day of July, 1993 (the "Restricted Stock Agreement"); and

         WHEREAS, the Company and the Executive entered into an Option Agreement dated as of the 1st day of May, 1993 (the "Option Agreement"), and have agreed to amend certain provisions of the Option Agreement.

         NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

         1. Capitalized Terms. Unless otherwise provided, capitalized terms used herein shall have the meaning given to them as capitalized terms in the Agreement, the Restricted Stock Agreement, or the Option Agreement, as the case may be.

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         2. Employment Period. The Company shall continue to employ the
Executive, and the Executive shall serve the Company, on the terms and conditions set forth in the Agreement, except as modified by this Extension Agreement, for the period commencing on May 1, 1996 and ending on April 30, 1998 (the "Extended Employment Period"). Unless specifically otherwise provided herein, or unless the context plainly provides otherwise, all references to the Employment Period in the Agreement shall hereafter include as well the Extended Employment Period.

         3. Compensation. During the Extended Employment Period the Executive shall receive an Annual Base Salary and an Annual Bonus in such amounts as may be determined and awarded from time to time by the Board, but in no event shall the Annual Base Salary be less than the amount paid the Executive for 1996.

         4. Restricted Stock. The restrictions set forth in clause (iii) of Paragraph (f) of Section 3 of the Agreement, as incorporated by cross reference in the Restricted Stock Agreement, lapsed on March 31, 1996 due to the satisfaction of the three (3) separate price levels as stipulated therein.

         5. Acceleration of Options. Clause (ii) of Section 4 of the Option Agreement is amended to read as follows:

                  "(ii) the 60th day following the Date of Termination in the case of Termination by the Company without Cause or Termination by the Executive for Good Reason, in either of which events a "pro rata portion" (as hereinafter provided), of the Base Options and Premium Options which would otherwise have become exercisable the following May 1st shall become fully exercisable on the Date of Termination,"

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         6. Definition of Pro Rata Portion. The following sentence shall be added to the end of Section 4 of the Option Agreement:

                  "For the purposes of this Section 4, the "pro rata portion" of the Base Options and Premium Options shall mean the result determined by multiplying one-fifth of each of the Base Options and the Premium Options by a fraction, the numerator of which is the number of days between the immediately preceding April 30th and the Date of Termination, and the denominator of which is 365."

         7. Miscellaneous. The addresses set forth in Paragraph (b) of Section 11 of the Agreement and Paragraph (b) of Section 10 of the Option Agreement are revised as follows:


                         Thomas J. Riley, Esq.
                         Hahn Loeser-Parks
                         10 West Broad Street, Ste. 1800
                         Columbus, Ohio 43215


                         Insilco Corporation
                         425 Metro Place North, Ste. 555
                         Dublin, Ohio 43017

                         Attn: Corporate Secretary

         7. Except as hereinabove expressly provided herein, all of the terms and conditions set forth in the Agreement, the Restricted Stock Agreement, and Option Agreement are hereby ratified, approved and confirmed.

         IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of its Board of Directors, the Company has caused this Extension Agreement to be executed in its name on its behalf, all as of the day and year first above written.

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                                   --------------------------------------
                                   Robert L. Smialek, Executive


                                   INSILCO CORPORATION

                                   By:
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                                         Kenneth H. Koch
                                         Vice President & General Counsel

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